UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

GLOBALINK, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-133961	06-1812762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Boundary Road, Vancouver, British Columbia	V5K 4S1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 828-8822

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

There may be statements contained in this Form 8-K that are not historical are forward-looking statements. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases. The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement

By Stock Purchase Agreement dated October 5, 2016 and effective as of September 30, 2016 (the “Effective Date”), Globalink, Ltd. (“we,” “us” or the “Company”) sold all of the outstanding shares of common stock of OneWorld Hotel Destination Services, Inc. (“OneWorld”) to Vincent Au, a former employee of the Company and the founder of OneWorld in 1999. OneWorld provides hotel booking services to travel agents in Canada.

In consideration for the purchase and sale of the OneWorld stock:

•	Mr. Au paid us $22,000 Canadian Dollars (“CAD$”);
•	OneWorld cancelled an outstanding debt owed by the Company to OneWorld which is carried on the balance sheet of the Company at $495,766.58 United States Dollars and the balance sheet of OneWorld at CAD$513,325.50, which was treated as a deemed dividend paid by OneWorld to us;
•	we paid all of OneWorld’s taxes in connection with the deemed dividend, which amounted to CAD$25,666;
•	the parties settled, cancelled and eliminated any other outstanding intercompany loans and debts between them; and
•	Mr. Au and OneWorld agreed to indemnify and hold us harmless from and against any and all liabilities, taxes or other obligations of OneWorld, whether incurred before or after September 30, 2016, or the breach by Mr. Au of any of the representations he made under the Stock Purchase Agreement; and
•	Mr. Au agreed to provide to us with all reasonable assistance we may require in connection with the satisfaction of our regulatory obligations, including the preparation of tax returns with US and Canadian taxing authorities and the preparation of periodic and other reports we file with the Securities and Exchange Commission.

Under the agreement, all revenues generated from the operation of OneWorld, whether prior to or after the Effective Date will be retained by OneWorld, and all liabilities and obligations of OneWorld incurred prior to the Effective Date are the responsibility of OneWorld.

The board of directors of the Company determined that the costs and expenses required to rebuild OneWorld’s online booking platform and undertake the marketing efforts it believed were necessary to increase revenue did not warrant the investment.

The Company will continue to develop its ginkgo plantation with the expectation that it will sell all of its output from this year’s harvest of ginkgo leaves some time during the fourth quarter of this calendar year.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K

Exhibit No.	Description
99.1	Stock Purchase Agreement dated October 6, 2016, effective as of September 30, 2016, by and among the registrant, OneWorld Hotel Destination Services, Inc. and Vincent Au relating to the sale of all of the outstanding shares of capital stock of OneWorld by the registrant to Vincent Au.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALINK, LTD.

Date: October 12, 2016	By:	/s/ Hin Kwok Sheung
Hin Kwok Sheung, President

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